                                                                Exhibit No. 11.1



                        FIDUCIARY CAPITAL PARTNERS, L.P.


                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997


                                                1998            1997
                                                ----            ----
Net Investment Income                        $   29,191      $  183,035

Percentage Allocable to Limited Partners             99%             99%
                                             ----------      ----------

Net Investment Income Allocable
   to Limited Partners                       $   28,899      $  181,205
                                             ==========      ==========

Weighted Average Number of Limited
   Partnership Units Outstanding              1,201,564       1,299,176
                                             ==========      ==========

Net Investment Income Per Limited
   Partnership Unit                          $      .02      $      .14
                                             ==========      ==========